UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 5, 2014

YONGYE INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Nevada	001-34444	20-8051010
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6th Floor, Suite 608, Xue Yuan International Tower,
No. 1 Zhichun Road, Haidian District, Beijing, PRC

(Address Of Principal Executive Offices) (Zip Code)

+86 10 8232 8866
(Registrant’s Telephone Number, Including Area Code)

____________________

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 5, 2014, Yongye International, Inc. (the “Company”) held a special meeting (the “Special Meeting”) of its stockholders. The Company’s independent inspector of elections reported the vote of the stockholders as follows:

1. Proposal 1: The adoption of the agreement and plan of merger (the “Merger Agreement”), dated as of September 23, 2013, among the Company, Full Alliance International Limited (“Holdco”), Yongye International Limited (“Parent”) and Yongye International Merger Sub Limited (“Merger Sub”), did not receive approval from at least a majority of the issued and outstanding shares of common stock of the Company (the “Shares”), other than (i) Shares owned by Holdco, Parent and Merger Sub, including shares to be contributed to Parent by Holdco, Mr. Zishen Wu, Prosper Sino Development Limited and MSPEA Agriculture Holding Limited, immediately prior to the effective time of the Merger pursuant to a contribution agreement, dated as of September 23, 2013, among Parent, Holdco, Mr. Zishen Wu, Prosper Sino Development Limited and MSPEA Agriculture Holding Limited, and (ii) Shares held by the Company or any subsidiary of the Company.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES

12,844,043	5,123,617	770,236	0

As a result, the Merger Agreement was not approved by the Company’s stockholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YONGYE INTERNATIONAL, INC.

	By:	/s/ Sam Yu
	Name:	Sam Yu
	Title:	Chief Financial Officer
Dated: March 12, 2014

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